Exhibit 99.1

FOR IMMEDIATE RELEASE

American Lorain Corporation Launches “Lunch Box” Products
in 550 7-Eleven® Convenience Stores

JUNAN COUNTY, China, April 28, 2010 -- American Lorain Corporation (NYSE Amex: ALN) ("American Lorain" or the "Company"), an international processed snack foods and convenience food manufacturer based in the Shandong Province, China today announced that 550 7-Eleven convenience stores in Guangzhou, China began selling Lorain®-branded “Lunch Box” products.

American Lorain entered into a supplier agreement with 7-Eleven in March 2010 and for the last month has executed a roll-out of its ready-to-heat-and-eat “Lunch Box” products to 550 7-Eleven stores located in the city of Guangzhou, China. Lorain’s “Lunch Box” is a rice-based meal which includes a protein and a vegetable as part of the packaged meal. The entire meal is sealed and sterilized using Lorain’s proprietary technology that preserves product freshness and flavor. Consumers heat the meal at work or home in a microwave oven, open the package and eat the food. Consumers can choose from a variety of Lorain®- branded “Lunch Box” products and meal flavors in the refrigerated aisles of 7-Eleven stores.

In additional to “Lunch Box” products, American Lorain has several additional convenience type foods currently under review by 7-Eleven including; chestnuts, pickled vegetables and candied beans. The Company’s candied beans product was launched recently with a nationwide advertising campaign featuring Taiwanese actor Youpeng “Alec” Su.

“We anticipate favorable results from the “Lunch Box” rollout to 7-Eleven stores in Guangzhou and hope to expand our product offerings to 7-Eleven as our relationship grows,” said American Lorain Chairman and CEO Si Chen. “7-Eleven has always been a target customer for us because of their strict product quality requirements, convenience shopping model and its large customer base. We expect that selling our products at 7-Eleven convenience stores will help drive incremental revenue growth, strengthen our brand awareness and increase our popularity amongst Chinese convenience food shoppers.” Chen concluded.

About American Lorain Corporation

American Lorain Corporation is a Nevada corporation that develops, manufactures and sells various food products. The Company's products include chestnut products, convenience food products and frozen food products. The Company currently sells over 230 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its four direct and indirect subsidiaries and one leased factory located in China. For further information about American Lorain Corporation, please visit the Company's website at http://www.americanlorain.com .

Forward-looking statements:

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation and capital expenditures are "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the current downturn in the worldwide economy; our ability to obtain adequate supplies of raw materials; our ability to manage our expansion strategy; changes in foreign currency exchange rates; government regulation; difficulties in new product development; changing consumer tastes in disparate markets worldwide and our ability to address those changes; our ability to attract and retain highly qualified personnel; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

COMPANY
  American Lorain Corporation
  Alan Jin, CFO
  Tel: +86-539-731-7959
  Email: alanjin@americanlorain.com
  Web: http://www.americanlorain.com

INVESTOR RELATIONS
  John Mattio, SVP
  HC International, New York
  Tel: +1-203-616-5144
  Email: john.mattio@hcinternational.net
  Web: http://www.hcinternational.net